EXHIBIT 10.2

EXECUTION VERSION

FOURTH AMENDMENT AND LIMITED WAIVER TO SECOND LIEN CREDIT AGREEMENT

This Fourth Amendment and Limited Waiver (“Agreement”) to Second Lien Credit Agreement is entered into as of January 15, 2013 (the “Fourth Amendment Effective Date”), by and among DIAL GLOBAL, INC. (f/k/a WESTWOOD ONE, INC.), a Delaware corporation (the “Borrower”), and the Lenders party hereto.
RECITALS
WHEREAS, reference is made to that certain Second Lien Credit Agreement, dated as of October 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement), by and among the Borrower, the Lenders, Cortland Capital Market Services, LLC, as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and Macquarie Capital (USA) Inc., as syndication agent (in such capacity, and together with its successors and permitted assigns, the “Syndication Agent”);
WHEREAS, the Borrower, the Lenders, and the Sponsor entered into that certain Second Amendment and Limited Waiver to Second Lien Credit Agreement, dated as of November 15, 2012 (the “Second Amendment”) to waive certain “Anticipated Defaults” (as defined in the Second Amendment) through December 14, 2012 (the “Initial Waiver Period”);
WHEREAS, the Borrower, the Lenders, and the Sponsor entered into that certain Third Amendment and Limited Waiver to Second Lien Credit Agreement, dated as of December 14, 2012 (the “Third Amendment”) to waive certain “Specified Defaults” (as defined in the Third Amendment, which definition includes the Anticipated Defaults);
WHEREAS, pursuant to the Third Amendment, the Lenders agreed to extend the Initial Waiver Period through January 15, 2013 upon the terms and subject to the conditions set forth therein;
WHEREAS, the Lenders have again agreed to extend the Initial Waiver Period and thereby temporarily waive the Specified Defaults, and add a supplemental facility (the “Supplemental Loan”) to the Credit Agreement, in each case upon the terms and subject to the conditions set forth herein and in the Credit Agreement as amended hereby;
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Section References. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.

Section 2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Fourth Amendment Effective Date as follows:

2.1    Section 1.1 of the Credit Agreement is hereby amended by adding, or restating, as applicable, the following definitions in the appropriate alphabetical order:
“Annual Budget” has the meaning specified in the Fourth Amendment.
“Book Cash” means cumulative cash from all accounts and near-cash investments, less checks in float.

“Borrowing Request” has the meaning specified in Section 2.3.

“Commitment” means, collectively, the Initial Commitment and the Supplemental Commitment.
“Fourth Amendment” means that certain Fourth Amendment and Limited Waiver to the Credit Agreement dated as of January 15, 2013, by and among the Borrower and the Lenders party thereto.
“Fourth Amendment Effective Date” has the meaning specified in the Fourth Amendment.

“Initial Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender's name on Schedule I under the caption “Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Initial Commitments on the Closing Date equals $85,000,000.

“Initial Lender” means any Lender that has made an Initial Term Loan or that from time to time becomes a party hereto by execution of an Assignment of an Initial Term Loan, in each case together with its permitted successors and assigns.

“Initial Term Loan” has the meaning specified in Section 2.1.

“Lender” means as applicable, an Initial Lender or a Supplemental Lender, and “Lenders” means the Initial Lenders and the Supplemental Lenders.

“Limited Waiver Termination Date” has the meaning specified in the Fourth Amendment.
“Minimum Liquidity” means the Borrower's projected Book Cash, plus the undrawn amount of the Supplemental Commitment, on the proposed funding date of a Supplemental Loan, before giving effect to the requested Supplemental Loan.

“Projected Liquidity” means the difference of (A) the Borrower's Book Cash on the date that a Borrowing Request is submitted minus (B) projected cash disbursements from and after the delivery of the Borrowing Request to and including the proposed funding date of a Supplemental Loan.

“Required Supplemental Lenders” means at any time, Supplemental Lenders having at such time in excess of 66 2/3% of the aggregate Supplemental Commitments (or, if such Supplemental Commitments are terminated, the Pro Rata Outstandings with respect to the Supplemental Loan) then in effect.

“Supplemental Commitment” means, with respect to each Supplemental Lender, the commitment of such Supplemental Lender to make a Supplemental Loan to the Borrower in the amount specified on Schedule II. The aggregate amount of the Supplemental Commitments on the Fourth Amendment Effective Date equals $5,000,000.

“Supplemental Lender” means any financial institution or other Person that (a) is listed on the signature pages hereof as a “Supplemental Lender” or (b) from time to time becomes a party hereto in such capacity by execution of an Assignment of a Supplemental Loan, in each case together with its permitted successors and assigns.

“Supplemental Loan” has the meaning specified in Section 2.1.

“Supplemental Loan Maturity Date” means February 28, 2013 or such earlier date on which the Supplemental Loan is accelerated automatically or with the consent of Required Supplemental Lenders upon the occurrence of any Event of Default.

“Term Loan” means, as applicable, an Initial Term Loan or a Supplemental Loan and “Term Loans” means the Initial Term Loans and the Supplemental Loans.

“Weekly Budget” means a weekly budget through February 28, 2013 showing anticipated receipts and disbursements.

2.2    Section 2.1 is hereby amended to read in its entirety as follows:

“The Commitments. On the terms and subject to the conditions contained in this Agreement, each Initial Lender that is listed on the signature pages hereof as a “Lender” severally, but not jointly, agrees to make a loan (each an “Initial Term Loan”) in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender's Initial Commitment. On the terms and subject to the conditions contained in this Agreement, each Supplemental Lender severally, but not jointly, agrees to make supplemental Term Loans (each a “Supplemental Loan”) in Dollars to the Borrower, in an amount not to exceed such Supplemental Lender's Supplemental Commitment. Amounts of Initial Term Loans and Supplemental Loans repaid may not be reborrowed.”

2.3    Section 2.3 is hereby amended to read in its entirety as follows:

“Availability of Supplemental Loans. Supplemental Loans shall only be available upon the satisfaction of all other terms and conditions of this Agreement. All borrowing requests with respect to the Supplemental Loans shall be in a minimum principal amount of $1,000,000 or the remaining amount of the Supplemental Commitment, if less, and shall be made exactly three (3) Business Days prior to the proposed funding date by written notice to the Syndication Agent and Administrative Agent. Written notices for all funding requests shall be in the form attached hereto as Schedule III (each, a “Borrowing Request”).”

2.4    Section 2.5 is hereby amended to read in its entirety as follows:

“Termination of the Commitments. All outstanding Initial Commitments shall terminate on the Closing Date (after giving effect to the Borrowing occurring on such date). All outstanding Supplemental Commitments shall terminate on the Supplemental Loan Maturity Date, subject to earlier termination pursuant to Section 9.2(b) hereof.

2.5    Section 2.6 is hereby amended to read in its entirety as follows:

“Repayment of Term Loans. The Borrower promises to repay the entire unpaid principal amount of the Initial Term Loans and all accrued and unpaid interest on such Initial Term Loans on the Maturity Date. The Borrower promises to repay the entire unpaid principal amount of the Supplemental Loans and all accrued and unpaid interest on such Supplemental Loans on the Supplemental Loan Maturity Date.”

2.6    Section 2.9 is hereby amended by adding the following paragraph at the end of such section:

“(e)    Interest on Supplemental Loans. Notwithstanding anything to the contrary contained herein, the Supplemental Loans shall bear interest at the Eurodollar Rate for a one month Interest Period (which for purposes of this Section 2.9(e) shall not be less than 1.5%) plus 11.5%. The Borrower shall pay such interest payments to the Supplemental Lenders in cash on the last Business Day of each month and on the Supplemental Loan Maturity Date.”

2.7    Section 2.10 is hereby amended by adding the following sentence to the end of such section:

“Notwithstanding anything to the contrary contained herein, Supplemental Loans shall be maintained as Eurodollar Rate Loans with a one month Interest Period and may not be converted to Base Rate Loans. Supplemental Loans funded less than one month prior to the Supplemental Loan Maturity Date shall not be subject to any breakage costs that may otherwise be owing pursuant to Section 2.16(a) upon repayment of such Supplemental Loans on the Supplemental Loan Maturity Date.”

2.8    Section 2.11 is hereby amended by adding the following sentence to the end of such section:

“On the Fourth Amendment Effective Date, the Borrower shall pay to the Lenders a fully earned and nonrefundable fee of $125,000, which fee shall be added to the principal balance of the Supplemental Loans, but for avoidance of doubt shall not reduce the available amount of Supplemental Commitments.”

2.9    Section 2.12 is hereby amended to read in its entirety as follows:

“(a)     Application of Voluntary Prepayments. Unless otherwise provided in this Section 2.12 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied to repay the Obligations the Borrower designates; provided, however that in no event shall any interest (other than interest paid in kind) or principal of any Initial Term Loans be paid prior to payment in full of the Supplemental Loans.

(b)    Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Administrative Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied first, to repay the outstanding principal balance of the Supplemental Loans, second, to repay the outstanding principal balance of the Initial Term Loans, and third, to repay all other Obligations due and payable hereunder and, then, with any excess to be distributed to the Borrower.

(c)    Application of Payments During an Event of Default. The Borrower hereby irrevocably waives, and agrees to cause each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, the Administrative Agent may, and, upon either (A) the direction of the Required Lenders or (B) the acceleration of any Obligation pursuant to Section 9.2, shall, subject to the terms of the Intercreditor Agreement, apply all payments in respect of any Obligation, all funds on deposit in any Cash Collateral Account and all proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Arranger and the Syndication Agent, (iii) third, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Supplemental Lenders, (iv) fourth, to pay interest then due and payable in respect of the Supplemental Loans, (v) fifth, to repay the outstanding principal amounts of the Supplemental Loans, (vi) sixth, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Initial Lenders, (vii) seventh, to pay interest then due and payable in respect of the Initial Term Loans, (viii) eighth, to repay the outstanding principal amounts of the Initial Term Loans, (ix) ninth, to the ratable payment of all other Obligations, and (x) tenth, to the Borrower or such other Person entitled thereto under applicable law.

(d)    Application of Payments Generally. All repayments (including prepayments) of any Term Loans shall be applied to repay the Supplemental Loans prior to the Initial Term Loans, and to repay such Initial Term Loans outstanding as Base Rate Loans prior to such Term Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods. All repayments of Term Loans shall be allocated ratably among (x) the Supplemental Loans as a single class and (y) the Initial Term Loans as a single class. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.12, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties' interest in such Obligations. Any priority level set forth in this Section 2.12 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

(e)    Prepayment Premium. Each prepayment pursuant to Section 2.7 or Section 2.8(b)(ii) made by the Borrower on or prior to the first anniversary of the Closing Date shall be accompanied by the Make Whole Amount. Each prepayment pursuant to Section 2.7 or Section 2.8(b)(ii) after the first anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date shall be made by Borrower at (i) 103.0% of the principal amount of the Term Loans so prepaid if such prepayment occurs on or prior to the second anniversary of the Closing Date, (ii) 102.0% of the principal amount of the Term Loans so prepaid if such prepayment occurs after the second anniversary of the Closing Date, but on or prior to the third anniversary of the Closing Date and (iii) 101.0% of the principal amount of the Term Loans so prepaid if such prepayment occurs after the third anniversary of the Closing Date, but on or prior to the fourth anniversary of the Closing Date. Notwithstanding the forgoing, Borrower may prepay Supplemental Loans by paying 103.0% of the principal amount of the Supplemental Loans so prepaid, together with any accrued unpaid interest.”

2.10    Section 2.13 of the Credit Agreement is hereby amended by adding “and Monday, February 11, 2013” after the phrase “November 9, 2012,” and adding the following provision to the end of such section:
“; provided, however, that the interest payment due on February 11, 2013 may only be paid in kind if no Default is continuing on such date.”

2.11    A new Section 3.3 of the Credit Agreement is hereby added which will read in its entirety as follows:

“Section 3.3    Conditions Precedent to Supplemental Loans.
The obligation of each Supplemental Lender to make any Supplemental Loan on any date is subject to the satisfaction or due waiver of each of the following conditions precedent, unless waived by the Required Supplemental Lenders in their sole and absolute discretion:

(a)    The Borrower shall have delivered the Weekly Budget on or before the Fourth Amendment Effective Date.

(b)    The representations and warranties set forth in any Loan Document (provided that Section 4.5 shall be tested with reference to the Fourth Amendment Effective Date instead of December 31, 2010 and further provided that Section 4.6 is excluded) shall be true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect).

(c)    No Default shall be continuing.

(d)    The Administrative Agent and Syndication Agent shall have received a written, timely and duly executed and completed Borrowing Request.

(e)    (i) Projected Liquidity does not exceed $2,500,000, (ii) by 5:00 pm (ET) on the date before the Supplemental Loan is to be funded, the CFO shall have certified that the Borrower's actual Book Cash minus disbursements made or projected to be made through the end of date of such funding is below $2,500,000, (iii) as of the Borrowing Request date, the Minimum Liquidity shall not be projected to be less than $500,000 on the proposed funding date, and (iv) by 5:00 pm (ET) on the date before the Supplemental Loan is to be funded, the CFO shall have certified that the Borrower's Book Cash on the Supplemental Loan funding date will be no greater than $3,500,000 after giving effect to such Supplemental Loan and all projected disbursments on such date; provided, however, that in the event the condition in clause (e)(iv) is the only condition not satisfied, the Supplemental Loan shall be made, but reduced by the amount necessary to comply with such condition.

2.12    Section 7 of the Credit Agreement is hereby amended by adding a new Section 7.17, which shall read in its entirety as follows:

Section 7.17     Budget Covenants. The Borrower shall operate in compliance with the Annual Budget in all material respects, provided that the Loan Parties may incur reasonable and necessary unanticipated expenditures, including, without limitation, unscheduled maintenance expenses or unscheduled capital expenditure expenses, up to $500,000 in the aggregate.

2.13    Section 9.1(c)(ii) of the Credit Agreement is hereby amended to add “or 7.17 (Budget Covenants),” after the phrase “6.1(d), (f), (g) or (h) (Financial Statements).”

2.14      Section 9.1 of the Credit Agreement is hereby amended by (i) deleting “or” at the end of clause (h) thereof, (ii) replacing the period at the end of clause (i) thereof with “; or” and adding the following new clause (j):

“(j)    there occurs any event that would reasonably be expected to result in a Material Adverse Effect, tested with reference to the Fourth Amendment Effective Date as the reference point for comparison, which determination shall be made solely by the Required Lenders in their reasonable discretion.”

2.15    Section 9.2 is hereby amended by adding “(a)” before the first section and adding the following section (b):

(b)    Suspension or Termination of Supplemental Commitment. Upon the occurrence of any Default or Event of Default, the Syndication Agent may, and at the request of the Required Supplemental Lenders, the Syndication Agent shall, without notice or demand, immediately suspend or terminate the Supplemental Lenders' obligations to make any additional Supplemental Loans.

Section 3.Limited Waiver.
3.1    Solely during the Waiver Period (as defined below) and not at any other time, the Lenders hereby agree to temporarily waive the Specified Defaults and the right to accelerate the Obligations as a result thereof. During the Waiver Period, the Specified Defaults shall be deemed not to have occurred or be continuing, and the Administrative Agent and the Lenders shall have no right to enforce rights or exercise remedies with respect to the Specified Defaults. The waivers provided pursuant to the terms of this Agreement shall automatically and without further action or notice by any party expire on the Limited Waiver Termination Date (as defined below).
3.2    No waiver provided herein shall remain in effect after the Limited Waiver Termination Date. Upon the Limited Waiver Termination Date, (i) the Anticipated Defaults shall be deemed to be Events of Default in full force and effect, having occurred as of September 30, 2012 and continuing uninterrupted thereafter, and (ii) all other Specified Defaults shall be deemed to be Events of Default in full force and effect, having occurred as of December 31, 2012 and continuing uninterrupted thereafter, in each case of clauses (i) and (ii), for all purposes, including, without limitation, for purposes of calculating and charging default interest under Section 2.9(c) of the Credit Agreement, and the Administrative Agent and the Lenders shall retain all of the rights and remedies related thereto. This Agreement shall not have the effect of tolling or extending any applicable cure period beyond the period that would have applied absent this Agreement. Nothing in this Agreement shall be deemed to constitute a waiver by the Administrative Agent or the Lenders of any Default, whether now existing or hereafter arising, or of any right or remedy the Administrative Agent or the Lenders may have under any of the Loan Documents or applicable law, except to the extent expressly set forth herein, nor shall the Lenders' execution and delivery of this Agreement establish a course of dealing among the Lenders and the Borrower or in any way obligate the Lenders to hereafter provide any further waiver of any kind, to provide any further time prior to the enforcement of their rights or to provide any other financial accommodations to or on behalf of the Borrower or any other Loan Party.
3.3    Notwithstanding anything to the contrary herein, the Lenders do not now waive, nor do they agree that they will waive in the future, any further Default or Event of Default. Neither this Agreement nor any course of dealing or delay or failure of the Lenders in exercising any right, remedy, power or privilege under or in connection with any Event of Default shall affect any other or future exercise thereof or the existence of any other right, remedy, power or privilege, except to the extent expressly set forth herein; nor shall any single or partial exercise of any such right, remedy, power or privilege or any abandonment or discontinuance of the steps to enforce any such right, remedy, power or privilege (pursuant to this Agreement or otherwise) preclude any further exercise thereof or of any other right, remedy, power or privilege, except to the extent expressly set forth herein.

For the purposes hereof,
“Limited Waiver Termination Date” means the earlier to occur of:
(i) 5:00 p.m. (New York city time) on Thursday, February 28, 2013; or
(ii) the date on which a Limited Waiver Termination Event occurs.
“Limited Waiver Termination Event” means any of the following:
(i) the occurrence of any Event of Default or Default other than the Specified Defaults;
(ii) any representation or warranty made by any Loan Party in connection with this Agreement shall prove to be false in any material respect (but in all respects if such representation is qualified by “material” or “Material Adverse Effect”) as of the date when made;
(iii) the failure of any Loan Party to comply with any term, condition or covenant set forth in this Agreement;
(iv) any Loan Party modifies or amends its agreements with CBS Radio Inc., in any material manner that is unacceptable to the Required Lenders and such amendment or modification has not been made acceptable to the Required Lenders within three (3) Business Days after written notice to Borrower of such unacceptability; or
(v) the expiration of the “Waiver Period” under and as defined in the First Lien Limited Waiver (defined below).
“Waiver Period” means the period beginning on the Second Amendment Effective Date and ending on the Limited Waiver Termination Date.
Section 4.Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent:
4.1    The Administrative Agent shall have received each of the following:
(a)    Agreement. This Agreement, duly executed and delivered by each Loan Party and the Required Lenders;

(b)    First Lien Waiver. (i) A copy of the waiver to the First Lien Credit Agreement entered into by the Loan Parties and the Required Lenders (as defined in the First Lien Credit Agreement) in the form attached hereto as Exhibit A (the “First Lien Limited Waiver”) and (ii) evidence satisfactory to the Administrative Agent that such waiver has been executed and delivered and is in full force and effect on or prior to the Fourth Amendment Effective Date;
(c)    Intercreditor Amendment. An amendment to the Intercreditor Agreement in substantially the form attached hereto as Exhibit B, which shall have been duly executed and delivered by the parties thereto;
(d)    Payment of Professionals. The Borrower shall have paid all reasonable and documented accrued and unpaid fees and expenses through the Fourth Amendment Effective Date of Capstone Advisory Group, LLC and Latham & Watkins LLP that have been requested pursuant to an invoice delivered to the Chief Financial Officer of the Borrower on or prior to the Fourth Amendment Effective Date;
(e)    Weekly Budget. The Borrower shall have delivered the Weekly Budget to the Syndication Agent;
(f)    Annual Budget. The Borrower shall have answered all material questions of Capstone Advisory Group, LLC with respect to the annual budget initially delivered to the Lenders on January 4th and 5th of 2013 (the “Annual Budget”); and
(g)     Term Sheet. The Borrower, Sponsor, and Required First Lien Lenders shall have agreed to a non-binding restructuring term sheet in form and substance acceptable to the Required Lenders.
Section 5.Representations and Warranties; Reaffirmation of Grant. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Fourth Amendment Effective Date immediately after giving effect to this Agreement, (a) all representations and warranties of the Loan Parties set forth in the Credit Agreement and in any other Loan Document (provided that Section 4.5 shall be tested with reference to the Third Amendment Effective Date instead of December 31, 2010 (and shall exclude any Material Adverse Effect based on facts disclosed in writing to the Syndication Agent or a representative previously designated by the Lenders to receive such material (the “Lender Designee”) prior to the Fourth Amendment Effective Date) and further provided that Section 4.6 of the Credit Agreement is excluded), are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit

Agreement (as amended by this Agreement) and all other Loan Documents are and remain legally valid, binding obligations of the Loan Parties, enforceable against each such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, (d) each of the Loan Documents to which such Loan Party is a party pursuant to which a Lien has been granted in favor of the Administrative Agent and all of the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Loan Documents, and (e) all contracts that generated more than 5% of the consolidated total revenue of the Borrower and its Subsidiaries for the four quarter period ending on September 30, 2012 have been provided to the Syndication Agent. Each Loan Party that is a party to the Guaranty and Security Agreement or any of the Loan Documents pursuant to which a Lien has been granted in favor of the Administrative Agent hereby reaffirms its grant of a security interest in the Collateral to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Obligations.

Section 6.     Release; Covenants; Acknowledgement
6.1    Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, the Syndication Agent, each Lender and each of their respective Related Persons (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever in connection with the Credit Agreement arising from the beginning of time to and including the Fourth Amendment Effective Date, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified in the immediately preceding sentence. Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

6.2    Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of their successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by such Released Party as a result of such violation.
6.3    Each Loan Party represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any Loan Party may have or claim to have against any Released Party arising with respect to the Obligations, the Credit Agreement, this Agreement or any other Loan Document.
6.4    Each Released Party agrees that nothing set forth in this Section 6 is intended to, nor shall anything set forth in this Section 6 be construed to, terminate any contractual obligations of the Released Parties to the Loan Parties under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect.
6.5    Members of management and any financial advisor of any Loan Party will be reasonably available to the Lenders and their advisors on reasonable advance notice and subject to customary confidentiality arrangements to discuss the operations, prospects, and financial status of the Loan Parties in a manner reasonably satisfactory to the Lenders and the Lender Designee. The Borrower shall (a) conduct onsite in-person weekly meetings with the Lender Designee and representatives separately designated by the First Lien Lenders (collectively with the Lender Designee, the “Lender Designees”) and provide such Lender Designees with daily access to the Chief Executive Officer and Chief Financial Officer of the Borrower on reasonable notice and (b) provide the Syndication Agent with reasonably detailed weekly updates regarding the Borrower's progress on strategic alternatives and restructuring initiatives. Any failure to comply with any provision of this Section 6.5 shall constitute an immediate Limited Waiver Termination Event.
Section 7.     Survival. All representations and warranties made in this Agreement or any other Loan Document shall survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent, Syndication Agent, or the Lenders shall affect the representations and warranties or the right of the Administrative Agent, Syndication Agent, and the Lenders to rely upon them.

Section 8.     Reference to Agreement. The Credit Agreement is hereby amended so that any reference in the Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Agreement shall constitute a Loan Document under the Credit Agreement.

Section 9.     Costs and Expenses of the Administrative Agent and Syndication Agent. The Borrower shall pay on demand all reasonable out-of-pocket and documented costs and expenses of the Administrative Agent and Syndication Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent and Syndication Agent) incurred in connection with the preparation, execution and delivery of this Agreement. The Borrower shall continue to pay the fees and expenses of Capstone Advisory Group, LLC in accordance with the Engagement Letter, dated as of November 15, 2012, between Capstone Advisory Group, LLC and Latham & Watkins LLP, as amended.

Section 10.     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE STATE OF NEW YORK.

Section 11.     Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.     Limited Effect. This Agreement relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights, claims or remedies any Lender may have under the Credit Agreement or under any other Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

Section 13.     Ratification by Guarantors; Other Matters.

13.1        Ratification by Guarantors. Each of the Guarantors acknowledges that its consent to this Agreement is not required, but each of the undersigned nevertheless does hereby agree and consent to this Agreement and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Agreement, such Guarantor's guaranty under the Guaranty and Security Agreement shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor's guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section. Each of the Guarantors hereby further acknowledges that the Borrower, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor's guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor's guaranty.

13.2    Other Matters. The Borrower shall (a) not modify or amend any of its material agreements in a manner materially adverse to the Borrower, taken as a whole with respect to each such agreement, (b) provide updates at least once per week on the status of negotiations with CBS Radio Inc., or more frequently if necessary to keep the Lenders informed of all material developments and consult with the Lenders with respect to such negotiations and developments, (c) cause the Required Professional (as defined in the Third Amendment) to provide a sufficiently detailed oral or written weekly report to the Lenders and Capstone Advisory Group, LLC describing his efforts from the prior week, and make the Required Professional available to discuss such efforts with the Lenders and Capstone Advisory Group, LLC with reasonable advance notice, (d) provide a weekly analysis of upfront sales on an account-level basis to the Lender Designees for their eyes only, provided that the Lender Designees may prepare and deliver to the Lenders and First Lien Lenders a high level summary thereof provided that such summary shall have been previously reviewed by, and shall be in form and substance reasonably acceptable to, the Borrower, (e) deliver (i) a final budget for the 2013 calendar year in form, scope and substance acceptable to the Required Lenders in their reasonable discretion, which shall include a monthly income statement, balance sheet and cash flow statement, in each case incorporating revised major contracts terms, revised sales compensation, restructuring costs, and other cost savings and (ii) forecasted quarterly income statements, balance sheet and cash flow statements through the term of the Facilities, in form, scope and substance acceptable to the Required Lenders in their reasonable discretion, in each case, no later than February 1, 2013, including a detailed set of assumptions on which such final budget and forecast are based, (f) deliver a comprehensive summary of requested modifications to the First Lien Credit Agreement by February 1, 2013, (g) execute a binding restructuring support agreement in form, scope and substance acceptable to the Required Lenders by February 22, 2013, and (h) execute and deliver definitive documentation with respect to the “Transaction” as defined in and contemplated by the Term Sheet, all in form, scope and substance acceptable to the Required Lenders, and consummate such Transaction by February 28, 2013. Any failure to comply with the foregoing provisions of this Section 13.2 shall constitute an immediate Limited Waiver Termination Event.
Section 14.    Sponsor Agreement. Each Sponsor agrees, on behalf of itself and the other Affiliated Lenders directly or indirectly controlled by such Sponsor, that for the period beginning on the Fourth Amendment Effective Date and ending on the 100th day following the Limited Waiver Termination Date, it shall not acquire any interest (including any participation interest) in any loan made pursuant to Section 7.16(B) of the Credit Agreement, without (i) first notifying the Syndication Agent in writing ten (10) Business Days prior to making any offer to acquire such interest, and (ii) allowing the Lenders to acquire such interest instead, on terms substantially similar in all material respects to such proposal; provided that, if the Lenders have made such a bona fide and binding matching offer, the Sponsors and the other Affiliated Lenders directly or indirectly controlled by any Sponsor shall not acquire any such interest.

Section 15.     Amendment to Intercreditor Agreement. The Lenders hereby authorize and direct the Administrative Agent to enter into an amendment to the Intercreditor Agreement in substantially the form attached hereto as Exhibit B.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DIAL GLOBAL, INC. (f/k/a WESTWOOD ONE, INC.),
as Borrower

By:    /S/ SPENCER BROWN
Name: Spencer Brown
Title: Chief Executive Officer

WESTWOOD ONE PROPERTIES, INC.,
WESTWOOD ONE STATIONS - NYC, INC.,
WESTWOOD ONE RADIO, INC.,
WESTWOOD ONE RADIO NETWORKS, INC.,
WESTWOOD NATIONAL RADIO CORPORATION,
VERGE MEDIA COMPANIES, LLC,
VERGE MEDIA GROUP HOLDINGS, INC,.
VERGE MEDIA INTERMEDIATE HOLDINGS, INC.,
VERGE MEDIA, INC.,
VERGE MEDIA SOLUTIONS, LLC,
EXCELSIOR RADIO NETWORKS, LLC,
EXBT, LLC,
DIAL COMMUNICATIONS GLOBAL MEDIA, LLC,
EXCELSIOR NETWORK GROUP, LLC,
RDG EXCELSIOR HOLDINGS, LLC,
EXCELSIORTM, INC.,
EXCELSIOR MEDIA NETWORKS, LLC,
JPN, LLC,
EXCELSIOR RADIO NETWORK VENTURES, LLC,
EXCELSIOR RADIO HOLDINGS, LLC,
EXCELSIOR MEDIAAMERICA, INC.,
DG RADIO NETWORKS, LLC,
AMERICAN COMEDY NETWORK, LLC, and
GORADIO, LLC,
as Guarantors

By:    /S/ SPENCER BROWN
    Name: Spencer Brown
Title: Chief Executive Officer

MIHI LLC, as a Lender

By:    /S/ JOSEPH DITOMASO
Name: Joseph DiTomaso
Title:    Authorized Signatory

By:    /S/ KEVIN S. SMITH
Name: Kevin S. Smith
Title:    Authorized Signatory

GRACE BAY HOLDINGS II, LLC, as a Lender

By:    /S/ JOHN BOLDUC
Name: John Bolduc
Title:    Authorized Signatory

BLACKROCK KELSO CAPITAL CORPORATION, as a Lender and a Supplemental Lender

By:    BlackRock Kelso Capital Advisors LLC
its Investment Advisor

By:    /S/ MICHAEL LAZAR
Name:    Michael Lazar
Title:    Chief Operating Officer

OCM Principal Opportunities Fund III, L.P., with respect to Section 14 only

By: OCM Principal Opportunities Fund III GP, L.P.
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: General Partner

By:    /S/ RICHARD GOLDSTEIN
Name: Richard Goldstein
Title: Authorized Signatory

By:    /S/ DAVID QUICK
Name: David Quick
Title: Authorized Signatory

OCM Principal Opportunities Fund IIIA, L.P., with respect to Section 14 only

By: OCM Principal Opportunities Fund III GP, L.P.
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: General Partner

By:    /S/ RICHARD GOLDSTEIN
Name: Richard Goldstein
Title: Authorized Signatory

By:    /S/ DAVID QUICK
Name: David Quick
Title: Authorized Signatory

OCM Principal Opportunities Fund IV, L.P., with respect to Section 14 only

By: OCM Principal Opportunities Fund IV GP, L.P.
Its: General Partner

By: OCM Principal Opportunities Fund IV GP, Ltd.
Its: General Partner

By:    /S/ RICHARD GOLDSTEIN
Name: Richard Goldstein
Title: Managing Director

By:    /S/ DAVID QUICK
Name: David Quick
Title: Senior Vice President

Gores Radio Holdings, LLC, as a Sponsor and with respect to Section 14 only

By:    /S/ MARK STONE
Name: Mark Stone
Title:

EXHIBIT A
First Lien Limited Waiver
Refer to Exhibit 10.1

EXHIBIT B
Third Amendment to Intercreditor Agreement
Intentionally omitted.

SCHEDULE II
Supplemental Loan Commitments

Lender	Supplemental Commitment
BLACKROCK KELSO CAPITAL CORPORATION	$5,000,000

SCHEDULE III
Form of Supplemental Loan Borrowing Request

___________, _____

Macquarie Capital
125 West 55th Street
New York, NY 10019
Attention: Dial Global Account Manager

Cortland Capital Market Services
225 W. Washington St.
[Suite 1450]
Chicago, IL 60606

Ladies and Gentlemen:

The undersigned representative (“Borrower Representative”) refers to the Second Lien Credit Agreement, dated as of October 21, 2011 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among Dial Global Inc. (f/k/a Westwood One, Inc.), as Borrower, the other Persons named therein as Loan Parties, Macquarie Capital (USA) Inc., as Syndication Agent, Cortland Capital Market Services LLC, as Administrative Agent, and the Lenders, and hereby irrevocably gives you notice, pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests a Supplemental Loan under the Credit Agreement, and in that connection sets forth below the information relating to such request:

(i)	The date of the requested borrowing of the Supplemental Loan is __________, ____.

(ii)	The aggregate amount of the Supplemental Loan requested is $____________.

(iii)	The requested Supplemental Loan is to be sent to:
[Name of Bank]
[City of Bank]
Beneficiary:
Account No.: [number]
ABA No.: [number]
Attn: [name]

The undersigned hereby certifies that all of the conditions contained in Section 3.3 of the Credit Agreement are satisfied in all respects on the date hereof, and will be satisfied in all respects on the date of the requested borrowing of Supplemental Loan, before and after giving effect thereto and to the application of the proceeds therefrom. If this borrowing request is in relation to an expense outside the Weekly Budget, the undersigned hereby certifies that the requested Supplemental Loan shall be used for [________].
[signature page follows]

DIAL GLOBAL, INC. (f/k/a WESTWOOD ONE, INC.),
as Borrower

By:
    Name: Spencer Brown
Title: Chief Executive Officer

WESTWOOD ONE PROPERTIES, INC.,
WESTWOOD ONE STATIONS - NYC, INC.,
WESTWOOD ONE RADIO, INC.,
WESTWOOD ONE RADIO NETWORKS, INC.,
WESTWOOD NATIONAL RADIO CORPORATION,
VERGE MEDIA COMPANIES, LLC,
VERGE MEDIA GROUP HOLDINGS, INC,.
VERGE MEDIA INTERMEDIATE HOLDINGS, INC.,
VERGE MEDIA, INC.,
VERGE MEDIA SOLUTIONS, LLC,
EXCELSIOR RADIO NETWORKS, LLC,
EXBT, LLC,
DIAL COMMUNICATIONS GLOBAL MEDIA, LLC,
EXCELSIOR NETWORK GROUP, LLC,
RDG EXCELSIOR HOLDINGS, LLC,
EXCELSIORTM, INC.,
EXCELSIOR MEDIA NETWORKS, LLC,
JPN, LLC,
EXCELSIOR RADIO NETWORK VENTURES, LLC,
EXCELSIOR RADIO HOLDINGS, LLC,
EXCELSIOR MEDIAAMERICA, INC.,
DG RADIO NETWORKS, LLC,
AMERICAN COMEDY NETWORK, LLC, and
GORADIO, LLC,
as Guarantors

By:
    Name: Spencer Brown
Title: Chief Executive Officer